Exhibit 10.1

THIS LEASE made the 1st day of February, 2016.

BETWEEN:

RICHMOND WALNUT BUSINESS CENTRE INC.
a Corporation Incorporated under the laws of the Province of Ontario
(hereinafter called the “Landlord”)
-and-

CYNAPSUS THERAPEUTICS INC.
a Corporation Incorporated under the laws of the Province of Ontario.
(hereinafter called the “Tenant”)

WITNESSETH that in consideration of the rents hereby reserved and the covenants herein contained on the part of the Tenant, the Landlord hereby leases to the Tenant the building municipally known as 828 Richmond Street West, in the City of Toronto, Province of Ontario (the “Premises”) having 3,200 square feet on the 1st floor and 3,000 square feet on lower level, for a combined total useable floor area deemed having 6,200 square feet, together with the share use of common areas and parking facilities as provided hereinafter. The Tenant acknowledges being in possession of the premises.

TERM

TO HAVE AND TO HOLD the Premises for a term of THREE (3) YEARS from the 1st day of February, 2016, (Date of commencement) to and including the 31st day of January, 2019 (Date of Termination) being referred as (the “Term”).

RENT

The Tenant paying therefore as the gross rent during the Term, an annual rental, exclusive of HST and parking fees, of lawful money of Canada, payable in advance in equal monthly installments, on the lst day of each month commencing February 1st, 2016, as follows:

TERM	RENT PSF	MONTHLY	ANNUALLY
Year 1 to 3	6,200sf x $28.00	$14,466.66	$173,600.00

1.	TENANT’S COVENANTS TO PAY RENT AND ADDITIONAL RENT

The Tenant covenants with the Landlord as follows:

To pay the rent in the manner herein provided without any abatement, deductions or set-off (except as otherwise set out in this Lease).

a)	ADDITIONAL RENT ---HARMONIZED SALES TAXES

To pay Harmonized Sales Tax payable with respect to such rent and additional rent due under this Lease.

b)	Additional Services

To pay cost of such other additional services as may be requested in writing by Tenant.

c)	Other Taxes

In every year of the Term, to pay when due, any new taxes and assessments levied in respect of the occupancy of the Premises and/or owing on account of the business operated by Tenant.

d)	Maintenance and Upkeep

The Tenant at its own expense will keep in good order and condition throughout the Term, the interior of the Premises and all fixtures and appurtenances located in the Premises, reasonable wear and tear excepted. The Tenant will not commit or allow waste or injury to the Premises and will not use or occupy or permit to be used or occupied the Premises for an unlawful purpose, or in a manner that results in the cancellation of insurance, or in the refusal of an insurer or issue insurance as requested. The Tenant, at all times, at its own expense, will keep the hallways, stairs and areaways over or adjacent to the premises reasonably free from rubbish and will not encumber or obstruct them or allow them to be encumbered or obstructed in any manner.

e)	Insurance

Without in any way limiting the liability of the Tenant under this Lease, the Tenant covenants and agrees to obtain and keep in force:

i) Comprehensive general liability insurance covering Tenant’s liability for bodily injury and property damage arising from its use and occupation of the Premises, including liability assumed under this Lease, with limits of not less than $5M inclusive of any one occurrence, or such other amount as the Landlord may from time to time reasonably require.

ii) The above insurance shall be written by insurers licensed to do business in Canada and shall be in a form satisfactory to Landlord.

f)	Compliance with Laws

To comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders at any time in force during the Term which affect the condition, equipment, maintenance, use or occupation of the Premises, and with every applicable regulation, order and requirement of the Canadian Fire Underwriters Association or any body having similar functions or of any liability or fire insurance company by which either the Landlord or the Tenant may be insured any time during the Term; PROVIDED that if the Tenant defaults under the provisions of this clause, the Landlord may itself comply with the requirements of this clause and the Tenant shall forthwith pay all costs and expenses incurred by the Landlord in so doing and all such costs and expenses incurred by the Landlord in so doing and all such cost and expenses shall be recoverable by the Landlord as additional rent.

g)	Notice of Damage

In the event of any substantial damage to the Premises by any cause to give notice, by electronic communication, thereof to the Landlord forthwith upon becoming aware of it.

h)	Viewing Premises

To permit the Landlord at all reasonable times to enter upon view the state of repair of the Premises and to comply with all reasonable requirements of the Landlord with regard to the care, maintenance and repair thereon, to the extent that the Tenant is responsible under this Lease of such care, maintenance and repair. The Tenant further covenants and agrees that the Tenant will allow or permit the Landlord or its agents to show the Premises to prospective Mortgagees, Purchasers or Tenants, at all reasonable times upon twenty-four (24) hours’ notice being given to the Tenant.

i)	Utilities

To pay in every year during the term hereof any excess of charges for water, gas, electric lights and power and other public utilities or services supplied to or used on the Premises caused due to wasteful or exaggerated usage over and above normal usage.

j)	Surrender of Premises at Termination of Lease

The Tenant will, at the expiration or sooner determination of the said term, peaceably surrender and yield up to the Landlord the Premises with the appurtenances, together with all leasehold improvements or erections which at any time during the said Term shall be made therein or thereon in good and substantial repair and condition, save and except for reasonable wear and tear. The Tenant shall leave the Premises neat, tidy, free and clear of all refuse, waste or other loose materials, to the reasonable satisfaction of the Landlord.

k)	Use of Premises

The leased Premises shall be used by the Tenant for the purpose of offices, and the Tenant shall not carry on, or permit to be carried on any business or activity which shall be deemed by the Landlord upon reasonable grounds, to be illegal or a nuisance.

l)	Payments Recoverable as Arrears of Rent

That whenever any amount by the terms of this Lease is payable by the Tenant to the Landlord, whether as additional rent or otherwise, such amount shall be recoverable by the Landlord in the same manner as if such amounts were rent in arrears under this Lease.

m)	Assignment

That the Tenant shall not assign, sublet, share or part with the possession of the whole or any part of the Premises without the written leave of the Landlord, which leave may not be unreasonably withheld. In all cases, the Tenant shall remain jointly and severally liable under all covenants of this Lease.

n)	Tenant’s Goods Free from Encumbrance

That the Tenant is the sole owner of all goods and chattels that are to be brought upon the Premises.

o)	Waiver of Exemptions

That notwithstanding anything contained in Commercial Tenancies Act or any amendments thereto, none of the goods or chattels of the Tenant at any time on the Premises shall be exempt from levy by distress for rent in arrears as provided for by any section of the Act above named, and that upon any claim being made for such exemption by the Tenant or on distress made by the Landlord or in any action brought to test the rights to the levy of distress upon goods exempt by that Act, this covenant may be pleaded as an estoppel against the Tenant and the Tenant waives every benefit that might have accrued to it by virtue of that Act but for this covenant. Notwithstanding the foregoing, the Landlord shall not be entitled to effect a distress against computer software, computer discs, computer programs and tapes, customer lists, client and customer property (including, without limitation, computer hardware and software), personnel or employee information, and any data in the hard drives of any computers on the Premises, nor against the books, records, accounts, files, correspondences and documents found upon the Premises or any part thereof including, without limitation, all proprietary and confidential information and the Landlord hereby waives any right, statutory or otherwise, to levy a distress in that regard.

p)	Tenant Responsible for Condition of Premises

That the Tenant will assume the sole responsibility of the operation and maintenance of the Premises, and that the Landlord shall be under no liability for injury to any servant, agent or employee of the Tenant or any sub-lessee, licensee or invitee of the Tenant or for loss of or damage to the property of the Tenant or of any of the aforementioned persons, save and except for gross negligence or willful misconduct of the Landlord.

q)	Indemnity

To indemnify the Landlord against all liabilities, costs, fines, suits, claims, demands and actions and causes of action of any kind for which the Landlord may become liable by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision of this Lease, or any injury, death, or damage to property, occasioned to our suffered by any person or any property by reason of any act, neglect or default by the Tenant or is servants, employees, agents, sub-lessees, or licensees or invitees on the Premises.

r)	No Liability on Landlord

That the Landlord shall not, in any event be liable or responsible in any way for any personal injury or death that may be suffered or sustained by, or for any loss of or damage or injury to any property, including cars and contents thereof, belonging to any employee, servant, agent, sub-lessee, licensee or invitee of the Tenant on the Premises no matter how caused, and in particular, and without restricting the generality of the foregoing, which may be caused or occasioned by steam, electricity, gas, fumes, vapour, water works water, rain water, other water, sleet, snow, ice, melted sleet, snow or ice, which may leak, issue or flow from the Premises or from any water, steam, sprinkler or drainage pipe or plumbing works situate in the Premises or which may be caused or occasioned or attributable to the condition or arrangement of any electrical or other wiring or caused or occasioned by snow or ice or other substances or obstructions on the sidewalks, driveways, roads, streets and grounds or caused or occasioned by the defective condition or lack of repair or disrepair thereof or by any defect in any machinery or equipment in the Premises or in the operation thereof by the Tenant or by any defects in or the disrepair or non-repair of the Premises and the Tenant shall indemnify the Landlord from and against all liabilities, claims, demands and causes of action of any nature or any expense for such injury, death, loss or damage as aforesaid, and maintain proper policies of insurance indemnifying the Landlord against damage or loss occasioned by the maintenance or operation of any steam or hot water boiler in the Premises in a reasonable amount; PROVIDED however that nothing herein contained shall require the Tenant to indemnify the Landlord against any claims, demands or actions for damages arising out of negligence or the willful acts or misconduct of the Landlord, its officers, employees, servants or agents.

s)	Signs

That the Tenant shall not erect on or affix to the Premises any sings other than those currently existing, except with the approval of the Landlord, which approval shall not be unreasonably withheld.

t)	Post-Dated Cheques

The Tenant shall deliver to the Landlord at the beginning of each new Lease year, a series of six (6) postdated cheques in payment of Rent and Additional Rent.

2.	LANDLORD’S WORK

The Tenant agrees to occupy the premises on an “as is” and “as existing” base and shall complete leasehold improvements and/or alterations at its own expense provided same shall be completed in a good and workmanlike manner.

3.	POSSESSION AND OCCUPANCY

The Tenant acknowledges having been in possession of the first floor of the premises since 1998 and as of January 1st, 2016, has taken possession of lower level area as existing and on an “as is” basis.

4.	LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant as follows:

a)	Quiet Enjoyment

Provided Tenant is not in default under the terms or any proviso of this Lease Agreement, provide Tenant with quiet enjoyment of the Premises.

b)	Gross Lease

The Landlord shall pay for regular charges for hydro, gas, and water consumption as required for the Premises, to pay realty taxes that are levied against the Premises, and premiums for standard fire insurance required to keep insured the Premises against fire and other perils, subject to provisions contained in this Lease. The Tenant shall pay for all operating costs associated in connection with the maintenance, janitorial and upkeep of the interior of Premises.

c)	Repair, Maintain & Replace

The Landlord covenants and agrees to maintain and keep the Premises and the Building, including structure, plumbing, electrical, heating and air conditioner, roof and parking area in good order and condition, as they would be kept by a reasonable owner of a building of similar size and age in the City of Toronto and to make all needed repairs and replacements, reasonable wear and tear only excepted.

If however the Landlord is required to maintain, repair or replace any part or element of the Premises by reason of negligent acts or omissions of the Tenant, or of those for whom the Tenant is at law responsible, the Landlord may add the costs of such repair, replacement and maintenance to the Rent, which Rent shall thereafter immediately become due.

d)	Parking

The Tenant shall have the exclusive use of Four (4) designated and marked parking spaces in the Landlord’s above grade lot at the rate of One Hundred Twenty Five ($125.00) Dollars per car per month, or One Thousand Five Hundred ($1,500.00) Dollars per car per annum, to be paid in advance on the first day of each month. It is understood and agreed between the parties hereto that the Landlord shall have no obligation to police the aforesaid parking spaces and further that the Landlord shall not be liable for any damages, losses or injuries sustained by the Tenant or any property owned by the Tenant if the same is damaged, lost or injured in one of the parking spaces and the Tenant hereby indemnifies the Landlord against any claims which may be brought against the Landlord arising out of the Tenant’s use of the parking spaces. The Tenant shall furnish to the Landlord, upon request, the current license plate numbers of all vehicles used by the Tenant and its employees which will be parked in the said parking spaces. No. 2 & 3 &8 & 19.

e)	Access

The Tenant will be provided access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week.

f)	Insurance

The Landlord will take out and maintain throughout the Term such insurance coverage as deemed, in its opinion, appropriate and adequate of its purpose.

5.	PROVISOS

Provided always and it is hereby agreed as follows:

a)	Lease Subordinate to Mortgages

This Lease and everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Landlord by mortgage or charge on the Premises and the Tenant shall promptly at any time as required by the Landlord and execute all documents as may be reasonably required.

b)	Removal of Fixtures

The Tenant may remove its fixtures; PROVIDED that any erection, addition, structure or improvement erected upon the Premises shall become a part thereof, shall not be removed and shall be subject to all of the provisions of this Lease. AND FURTHER PROVIDED that no such erection, addition, structure or improvement shall be erected upon the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed. The Tenant shall have no obligation to remove any fixtures, leasehold improvements, erections, additions, structures or improvements at the expiry or earlier termination of this Lease and for greater certainty shall have no obligation to restore the Premises to base building condition.

c)	Insolvency of Tenant

If the term of any of the goods or chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if a writ of execution shall be issued against the goods and chattels of the Tenant and remain unsatisfied for ten days, or if the Tenant shall execute any chattel, mortgage or bill of sale of any of its goods or chattels, other than a bill of sale of goods in the ordinary course of the Tenant’s business, or if the Tenant shall make any assignment for the benefit of creditors of any bulk sale or shall be adjudged bankrupt or insolvent by any court of competent jurisdiction under any legislation then in force of shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors or shall attempt to abandon the Premises, or to sell or dispose of its goods and chattels so that there would not remain after such sale or disposal a sufficient distress on the Premises in the opinion of the Landlord for the then accruing rent, then the current month’s rent, together with the rent for the three months next ensuing and all additional rent and other sums payable hereunder for the said three months next ensuing shall immediately become due and payable, and the term shall, at the option of the Landlord forthwith be determined and in each of the above cases such accelerated rent, additional rent and other amounts shall be recoverable by the Landlord as if it were rent in arrears.

d)	Following of Tenant’s Goods

If the Tenant removes its goods and chattels from the Premises except in the ordinary course of business, the Landlord may follow then for thirty (30) days in the manner provided for in the Landlord and Tenant Act or other applicable legislation.

e)	Re-Entry for Non-Payment of Rent

The Landlord may re-enter the Premises for non-payment of rent.

f)	Re-Entry for Non-Performance of Covenants

Notwithstanding anything herein contained to the contrary, if the Tenant shall fail to comply with any of its covenants hereunder, except the covenant to pay rent, the Landlord may give to the Tenant notice in writing stating the default with reasonably sufficient particulars and requiring it to be remedied, and if such default is not remedied by the Tenant within twenty (20) days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord at is option may either enter the Premises or any part thereof in the name of the whole and repossess them or take such steps as may be necessary to remedy and correct such default and recover its costs and expenses incurred in so doing from the Tenant as additional rent.

6.	RENEWAL

There shall be NO right of further renewals.

7.	DEMOLITION CLAUSE

The Tenant agrees whereby if at any time after the 1st day of January, 2018, should the Landlord wish to proceed with full or partial demolition of the building, then upon three (3) full calendar months written notice delivered to the Tenant, the Tenant agrees to vacate the Premises and surrender the unexpired portion of the term, at the expiry of the above notice period without any compensation or other leave.

8.	SUCCESSORS AND COVENANTS

This Lease and anything herein contained shall extend to, bind and enure to the benefit of successors and assigns of each of the parties hereto subject tot he consent of the Landlord being obtained, as hreinbefore provided, to any assignment of sub-lease by the Tenant, and, where there is more than one Landlord or Tenant or where the Landlord or Tenant is a male, female or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained thereby rendered necessary. All covenants herein contained shall be deemed joint and several and all right s and powers reserved to the Landlord may be exercised by either the Landlord or its agents or representatives.

This Lease and all provisions herein shall be construed in accordance with the laws of the Province of Ontario.

THE LANDLORD AND TENANT HEREBY AGREE TO THE ABOVE TERMS AND CONDITIONS AS EVIDENCED BY THE SIGNATURE OF THEIR RESPECTIVE SIGNING OFFICERS.

CYNAPSUS THERAPEUTICS INC.

Per:	/s/ Andrew Williams
	a.s.o.	(Tenant)
Andrew Williams, Chief Operating Officer and Chief Financial Officer

RICHMOND WALNUT BUSINESS CENTRE INC.

Per:	/s/ John Zingaro
	a.s.o.	(Landlord)